UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2005

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

2600 Michelson Drive, Suite 1700
Irvine, California 92612
(Address of principal executive offices, including zip code)

949-852-3576
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 8 – Other Events

Item 8.01  Other Events

On March 17, 2005, Standard & Poor’s Ratings Service raised Mission Energy Holding Company’s senior debt rating to CCC+ from CCC. Standard & Poor’s also raised its corporate credit rating on Mission Energy Holding Company’s subsidiary Edison Mission Energy to B+ from B.  At the same time, Standard & Poor’s raised its credit ratings on Edison Mission Energy’s wholly-owned subsidiaries, Edison Mission Marketing & Trading, Inc. (corporate credit rating to B+ from B), Midwest Generation, LLC (corporate credit rating to B+ from B; first priority senior secured rating to BB- from B+), and Midwest Finance Corp. (second priority senior secured rating to B from B-), and the bonds related to the financing of Edison Mission Energy’s equity interests in the Big Four projects (to B+ from B).  Standard & Poor’s also affirmed its BB credit rating on the pass-through bonds related to the sale-leaseback of the Homer City facilities. Standard & Poor’s has removed the ratings from CreditWatch with positive implications, where they had been placed on August 2, 2004.

The Standard & Poor’s ratings actions do not affect the borrowing costs under Mission Energy Holding Company’s credit facilities or those of the other affected entities, and do not change Edison Mission Energy’s projected credit support requirements for sales of power from its Illinois plants and Homer City facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company

(Registrant)

Date:	March 17, 2005	/s/ W. James Scilacci
W. JAMES SCILACCI
Senior Vice President and Chief Financial Officer